UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 12, 2019

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 300 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 434-1113

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation Increases; Employment Agreements with James B. Breitmeyer, M.D., Ph.D., President and Chief Executive Officer, Richard G. Vincent, Chief Financial Officer, and Hazel M. Aker, General Counsel

On September 12, 2019, Oncternal Therapeutics, Inc. (“Oncternal” or the “Company”) entered into employment agreements with each of James B. Breitmeyer, M.D., Ph.D., President and Chief Executive Officer, Richard G. Vincent, Chief Financial Officer, and Hazel M. Aker, General Counsel.  The employment agreements supersede the executives’ existing offer letters with the Company.

The employment agreements specify each executive’s annual base salary, effective as of September 12, 2019, as follows:  Dr. Breitmeyer, $530,000, representing an increase from his current base salary of $475,000; Mr. Vincent, $375,000, which reflects his agreement to devote 100% of his business time and effort to the Company, from his current base salary of $300,000 (which reflected his agreement to devote 80% of his business time and effort to the Company); and Ms. Aker, $200,000, which is unchanged from her current base salary.  The executives’ base salaries will be subject to review annually at the discretion of the Compensation Committee of the Board or an authorized designee. The executives will also be eligible to participate in an annual incentive program established by the Board. The employment agreements specify each executive’s target annual incentive compensation as a percentage of the executive’s then-applicable annual base salary under the Company’s incentive program as follows:  Dr. Breitmeyer; 50%; Mr. Vincent, 40%, representing an increase from his current target annual incentive of 35%; and Ms. Aker, 40%, representing an increase from her current target annual incentive of 35%.  Dr. Breitmeyer’s and Mr. Vincent’s employment agreements provide that they will be employed on a full-time basis.  Ms. Aker’s employment agreement provides that she will devote at least half of her business time and effort to the Company.

Pursuant to the employment Agreements, if the Company terminates the executive’s employment without “cause” or if the executive resigns for “good reason” (each as defined in the employment agreement), the executive is entitled to the following payments and benefits: (1) a lump sum cash payment in an amount equal to 6 months of his or her base salary as in effect immediately prior to the last day of his or her employment; (2) continuation of health benefits for a period of 6 months following the last day of his or her employment; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 6-month period following termination had the executive remained continuously employed by the Company during such period.

If the executive is terminated without cause or resigns for good reason within ninety (90) days prior to or during the 12-month period following a “change in control” (as defined in the employment agreement), the executive shall be entitled to receive the following payments and benefits: (1) a lump sum cash payment in an amount equal to 12 months of his or her base salary as in effect immediately prior to the last day of his or her employment; (2) continuation of health benefits for a period of 12 months following the last day of his or her employment; (3) a lump sum cash payment in an amount equal to his or her “target bonus” (as defined in the employment agreement) for the year in which the termination of employment occurs, prorated to reflect the portion of such year that has elapsed prior to the date of his or her termination of employment or resignation. In addition, if Dr. Breitmeyer or Mr. Vincent are terminated without cause or resign for good reason within ninety (90) days prior to or any time following a change in control, the vesting of their outstanding unvested stock awards on the date of their termination of employment will be automatically accelerated, and if Ms. Aker is terminated without cause or resigns for good reason within ninety (90) days prior to or twelve (12) months following a change in control, the vesting of her outstanding unvested stock awards on the date of her termination of employment will be automatically accelerated.

In the event of a change in control, 50% of Mr. Breitmeyer’s and Mr. Vincent’s outstanding unvested stock awards will vest, which provision is consistent with their existing offer letters.  In addition, in the event the executive’s employment terminates due to his or her death or permanent disability, all of his or her outstanding unvested stock awards will vest immediately upon such termination.

The employment agreements also contain standard confidentiality, non-competition and non-solicitation covenants.  In addition, the employment agreements include an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by the executive would be subject to an excise tax under Code Section 4999, the executive will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to the executive.

The foregoing description of the employment agreements with Dr. Breitmeyer, Mr. Vincent and Ms. Aker does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Amendment of Annual Incentive Plan

Also on September 12, 2019, our Board of Directors approved an amended Oncternal Therapeutics, Inc. Annual Incentive Plan (the “Annual Incentive Plan”) to increase the target annual incentive percentages thereunder for certain employees.  Specifically, the target annual incentive percentage for our C-level and Executive Vice President-level employees increased from 35% to 40%, and the target annual incentive percentage for our Senior Vice President and Vice President-level employees increased from 30% to 35%.  All other provisions of the Annual Incentive Plan remain unchanged.

 The foregoing description of the amended Annual Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such plan, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: September 16, 2019	By:	/s/ James B. Breitmeyer
Name: James B. Breitmeyer, M.D., Ph.D.
Title: President and Chief Executive Officer

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